                                                Registration No. 333-
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999.
======================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                            ____________
                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                            ____________
                     TRANS WORLD AIRLINES, INC.
       (Exact name of registrant as specified in its charter)


   DELAWARE                     4512                     43-1145889
(State or other          (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial              Identification No.)
incorporation or           Classification
 organization)              Code Number)
                           ONE CITY CENTRE
                         515 N. SIXTH STREET
                      ST. LOUIS, MISSOURI 63101
                           (314) 589-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices).

        401(K) PLAN FOR PILOTS OF TRANS WORLD AIRLINES, INC.
                      (Full title of the Plan)
                         KATHLEEN A. SOLED
             SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                     TRANS WORLD AIRLINES, INC.
                          ONE CITY CENTRE
                        515 N. SIXTH STREET
                     ST. LOUIS, MISSOURI 63101
                           (314) 589-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                               PROPOSED              PROPOSED
    TITLE OF                                   MAXIMUM               MAXIMUM
SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE          AGGREGATE              AMOUNT OF
   REGISTERED            REGISTERED<F1>      PER UNIT<F1>       OFFERING PRICE<F1>      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
 Common Stock,             1,000,000           $5.00<F3>          $5,000,000<F3>            $1,390
 par value $.01            shares<F2>
 per share
--------------------------------------------------------------------------------------------------------

<F1> In addition, pursuant to Rule 416(c) under the Securities Act of
1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.
<F2> This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.
<F3> Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(i) under the Securities Act. Based on prices of the Common Stock on the American Stock Exchange Composite Tape as of June 17, 1999.

========================================================================

     Pursuant to Instruction E of the General Instructions to Form S-8 under the regulations of the Securities Act of 1933, as amended, the registrant hereby incorporates by reference the Company's Registration Statement on Form S-8 (Reg. No. 333-04787), as filed with the Commission on May 30, 1996, by which the Company registered 1,500,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Plan.

ITEM 8.   EXHIBITS.

          The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number         Description
-------        -----------
23.1           Consent of KPMG LLP

24             Powers of Attorney

                             SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON JUNE 18, 1999.

                  TRANS WORLD AIRLINES, INC.



                  By:   /s/ Michael J. Palumbo
                        --------------------------------------------
                        Michael J. Palumbo, Executive Vice President
                        and Chief Financial Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURES                        TITLE                           DATE
        ----------                        -----                           ----

/s/ William F. Compton         Director, President and Chief
----------------------------   Executive Officer                      June 18, 1999
William F. Compton             (Principal Executive Officer)


/s/ Michael J. Palumbo         Executive Vice President and Chief
----------------------------   Financial Officer (Principal           June 18, 1999
Michael J. Palumbo             Financial Officer and Principal
                               Accounting Officer)


           <F*>
----------------------------
John W. Bachmann               Director                               June 18, 1999

           <F*>
----------------------------
Eugene P. Conese               Director                               June 18, 1999


----------------------------
Sherry L. Cooper               Director                               June 18, 1999

           <F*>
----------------------------
Gerald L. Gitner               Director                               June 18, 1999

           <F*>
----------------------------
Edgar M. House                 Director                               June 18, 1999

           <F*>
----------------------------
Thomas H. Jacobsen             Director                               June 18, 1999

                                 3



           <F*>
----------------------------
Myron Kaplan                   Director                               June 18, 1999

           <F*>
----------------------------
David M. Kennedy               Director                               June 18, 1999

           <F*>
----------------------------
Merrill A. McPeak              Director                               June 18, 1999

           <F*>
----------------------------
Thomas F. Meagher              Director                               June 18, 1999


----------------------------
William O'Driscoll             Director                               June 18, 1999

           <F*>
----------------------------
Robert A. Pastore              Director                               June 18, 1999

           <F*>
----------------------------
G. Joseph Reddington           Director                               June 18, 1999

           <F*>
----------------------------
Blanche M. Touhill             Director                               June 18, 1999


<F*> Signed pursuant to Power of Attorney by:


/s/ Kathleen A. Soled
--------------------------------------
Kathleen A. Soled, as Attorney-In-Fact

                                 4